Exhibit 4.11.5

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES
				1	3
2. AMENDMENT/MODIFICATION NO.		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
P00005		See Block 16C	OS240516
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6)	CODE	ASPR-BARDA01

ASPR-BARDA			ASPR-BARDA
200 Independence Ave., S.W.			330 Independence Ave, SW, Rm G644
Room 640-G			Washington DC 20201
Washington DC 20201

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)			(x)	9A. AMENDMENT OF SOLICITATION NO.

MEDIWOUND LTD 1477616
MEDIWOUND LTD	42 HAYARKON		9B. DATED (SEE ITEM 11)
42 HAYARKON
YAVNE 00812			x	10A. MODIFICATION OF CONTRACT/ORDER NO.
HHSO100201500035C

10B. DATED (SEE ITEM 13)
CODE 1477616		FACILITY CODE	09/29/2015
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)	Net Increase:	$20,784,789.00
See Schedule
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 1.602-1 and Mutual Agreement of All Parties, FAR Changes Clauses Sections 52.243-02
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Tax ID Number:     C0-0000387
DUNS Number:     532040334
PURPOSE of this modification is to:

a) Amend CLIN 0001 and provide additional funding in the amount of $20,784,789 to bring the total to $50,961,423 for CLIN 0001

Funds Obligated Prior to this Modification	$72,096,067
Funds Obligated with mod #05	$20,784,789
Total Funds Obligated to Date	$92,880,856

Continued ...
Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

Sharon Malka, CEO Yaron Meyer, General Counsel		MATTHEW A. ROSE
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
/s/Sharon Malka /s/Yaron Meyer MediWound Ltd.	5/24/2019	/s/ Matthew Rose	05/24/2019
(Signature of person authorized to sign)		(Signature of Contracting Officer)
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
Previous edition unusable	Prescribed by GSA
FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	HHSO100201500035C/P00005	2	3
NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477616
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Expiration date: July 31, 2023
	(Please see Continuation Sheet)

	Except as provided herein, all terms and conditions of the contract remains unchanged Delivery Location Code: HHS/OS/ASPR
	HHS/OS/ASPR
	200 C St SW
	WASHINGTON DC 20201 US

	Period of Performance: 09/29/2015 to 07/31/2023

	Change Item 1 to read as follows(amount shown is the obligated amount):

1	ASPR-15-08828 -- CLIN 0001 Advanced development studies for NexoBrid				20,784,789.00

	Delivery: 10/05/2015
	Amount: $23,955,661.00
	Accounting Info:
	2015.1990002.26201 Appr. Yr.: 2015 CAN: 1990002 Object Class: 26201
	Funded: $0.00

	Delivery: 07/10/2017
	Amount: $6,220,973.00
	Accounting Info:
	2017.1990007.25106 Appr. Yr.: 2017 CAN: 1990007 Object Class: 25106
	Funded: $0.00

	Delivery: 05/12/2019
	Amount: $20,784,789.00
	Accounting Info:
	2019.1990051.25106 Appr. Yr.: 2019 CAN: 1990051 Object Class: 25106
	Funded: $20,784,789.00

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

Contract Number HHSO100201500035C	page 3 of 3
Modification No: 05
(Continuation Sheet)

Continuation Sheet	Contract No: HHSO100201500035C Modification No: 05

The purpose of this Modification is to:

A.	ADD SUPPLEMENTAL FUNDS TO BASE CLIN 0001

The contract is revised as follows to:

1.	Amend CLIN 0001 and provide additional funding in the amount of $20,784,789 to bring the total to $50,961,423
2.	Update Section B.3 in accordance with Contractor’s proposal by replacing the CLIN 0001 with the table below :

CLIN	Period of Performance	Supplies/Services	Total Est. Cost	Fixed Fee (7%)	Total Cost Plus Fixed Fee
CLIN 0001	09/28/2015-11/15/2022	Licensure, approval, and clearance of product through the FDA	$47,893,883	$3,067,540	$50,961,423 (Funded)

Total value of Contract before MOD 05 is $72,096,067

Total value of Contract after MOD 05 is $92,880,856

All other terms and conditions of the contract HHSO201500035C remain unchanged.

[End of Modification No. 05 and the remainder of this page intentionally left blank]